UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2016

Tailored Brands, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	47-4908760 (IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)	77072 (Zip Code)

281-776-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

On April 4, 2016, the Compensation Committee of the Board of Directors of Tailored Brands, Inc. (the “Company”) approved equity grants to certain of the Company’s executive officers, including named executive officers, under the Company’s 2004 Long-Term Incentive Plan.  The form of the award agreement to be used in connection with the grant of the performance units to named executive officers and executive officers is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  The form of award agreements to be used in connection with the grants of stock options and deferred stock units are the same as those previously filed as Exhibit 10.20 and Exhibit 10.22, respectively, to the Company’s Annual Report on Form 10-K for the year ended January 30, 2016.

Item 8.01 Other Events.

On April 7, 2016, the Company issued a press release announcing that its Board of Directors declared a quarterly cash dividend of $0.18 per share on the Company’s common stock, payable on June 24, 2016 to shareholders of record at the close of business on June 14, 2016.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are included in this Form 8-K.

10.1	Form of 2016 Performance Unit Award Agreement, for executive officers, under the Tailored Brands, Inc. 2004 Long-Term Incentive Plan.
99.1	Press Release of the Company dated April 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAILORED BRANDS, INC.

Date:	April 8, 2016	By:	/s/ Brian T. Vaclavik
Brian T. Vaclavik
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of 2016 Performance Unit Award Agreement, for executive officers, under the Tailored Brands, Inc. 2004 Long-Term Incentive Plan.

99.1	Press Release of the Company dated April 7, 2016.